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                                                                    EXHIBIT 23.4


                        CONSENT OF CHASE SECURITIES INC.

                                                                   June 21, 2000




Board of Directors
Santa Fe Snyder Corporation
840 Gessner
Houston, Texas 77024-4237

Members of the Board:

      We hereby consent to the use of our opinion letter dated May 25, 2000 to the Board of Directors of Santa Fe Snyder Corporation ("Santa Fe Snyder") included as Annex C to the Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 of Devon Energy Corporation ("Devon") relating to the proposed business combination involving Santa Fe Snyder and Devon, and to the references therein to such opinion in the section entitled "The Merger--Fairness Opinions of Financial Advisors--Fairness Opinion of Chase Securities Inc."

      In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    CHASE SECURITIES INC.



                                    By: /s/ Gary Denning
                                       --------------------------
                                       Name:  Gary Denning
                                       Title: Vice President